Exhibit 10.2

*** Text omitted pursuant to Item 601(a)(6) of Regulation S-K

JERASH HOLDINGS (US), INC.

Amended and restated 2018 STOCK INCENTIVE PLAN

OPTION AWARD NOTICE

Jerash Holdings (US), Inc. hereby grants to the Participant named below an Option to purchase all or any part of the Number of Shares of Common Stock covered by this Option specified below, at the Exercise Price (per share) specified below, and upon the terms and conditions set forth in the Jerash Holdings (US), Inc. Amended and Restated 2018 Stock Incentive Plan and the Award Agreement attached hereto. Capitalized terms not otherwise defined in this Award Notice shall have the meanings set forth in the Plan.

Name of Participant:	Gilbert Lee
Grant Date:	November 27, 2019
Number of Shares of Common Stock covered by this Option:	50,000
Option Type:	Nonqualified Stock Option
Exercise Price (per share):	$6.50
Expiration Date:	November 27, 2029
Vesting Schedule:	Vests in full on the six-month anniversary of the Grant Date

By accepting this Option, the Participant acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of the Plan and the attached Award Agreement. The Participant acknowledges that a copy of the Plan has been delivered to the Participant. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares of Common Stock, and that the Participant should consult a tax advisor prior to such exercise or disposition.

JERASH HOLDINGS (US), INC.		PARTICIPANT

By:	/s/ Samuel Choi	/s/ Gilbert Lee
Name (print): Samuel Choi		Gilbert Lee
Title: President

Participant’s Address (complete)
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Attachments:	Amended and Restated 2018 Stock Incentive Plan

Option Award Agreement

jerash holdings (us), INC.

Amended and Restated 2018 STOCK INCENTIVE PLAN

OPTION AWARD AGREEMENT
(employee)

This Award Agreement applies to Options granted under the Jerash Holdings (US), Inc. Amended and Restated 2018 Stock Incentive Plan that are identified as Nonqualified Stock Options and are evidenced by an action of the Committee.

Section 1.             Terms of Option. Jerash Holdings (US), Inc. has granted to the Participant an Option to purchase up to the Number of Shares of Common Stock, at the Exercise Price (per share) and upon the other terms set forth in the Award Notice and subject to the conditions set forth in the Award Notice, this Award Agreement and the Plan.

Section 2.             Non-Qualified Stock Option. The Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Section 3.             Vesting. The Option will vest in accordance with the schedule set forth in the Award Notice.

Section 4.             Exercise of Option.

(a)           Vesting and Exercisability. The Option is not exercisable as of the Grant Date. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided on the Award Notice or in this Award Agreement, the Option shall vest and become exercisable to the extent it becomes vested, according to the vesting schedule set forth in the Award Notice, provided that (except as set forth in Section 5 below) the Participant remains employed with the Company or a Subsidiary or continues providing services to the Company or a Subsidiary and does not experience a termination of employment or service. The vesting period and/or exercisability of an Option may be adjusted by the Committee to reflect the decreased level of employment or service during any period in which the Participant is on an approved leave of absence.

(b)           Method of Exercise. To the extent the Option vests and becomes exercisable, the Option maybe exercised by the Participant in whole or in part from time to time by delivery to the Company or its designee of a written or electronic notice of exercise specifying the number of whole shares of Common Stock the Participant wishes to exercise, accompanied by payment of the Exercise Price as described in Section 4(c), and payment of any taxes required to be withheld as described in Section 8. Fractional shares may not be exercised. The Participant must provide the Company with any forms, documents or other information reasonably required by the Company. The Committee may exclude one or more methods for exercising an Option in countries outside the United States.

(c)           Payment of Exercise Price. The Exercise Price (per share) of the Option is set forth in the Award Notice and the Company will not issue any shares of Common Stock until the Participant pays the aggregate Exercise Price for the requested number of shares of Common Stock, together with any taxes required to be withheld, if applicable. The Exercise Price may be paid: (i) by cash, check or wire transfer in United States dollars; (ii) to the extent permitted by the Committee, by tendering (either actually or by attestation) shares of Common Stock already owned by the Participant; (iii) by delivery of a properly executed exercise notice directing the Company to withhold shares of Common Stock issuable pursuant to exercise of the Option with a Fair Market Value sufficient to pay the Exercise Price; (iv) if the Common Stock is publicly traded on an established securities market, then the Exercise Price may be paid, at the discretion of the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon the exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price for the shares of Common Stock being acquired; or (v) by such other consideration as the Committee may permit in its sole discretion. The Committee may exclude one or more methods for paying the Exercise Price in countries outside the United States.

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(d)           Issuance of Shares. Shares of Common Stock will be issued as soon as practical after exercise. Delivery of shares of Common Stock may be made by any permissible manner chosen by the Company in its sole discretion.

(e)           Compliance with Laws. Notwithstanding the above, if the Board of Directors or the Committee determines in its sole discretion that the listing, qualification or registration of the Common Stock on any securities exchange or quotation or trading system or under any applicable law (including state securities laws) or governmental regulation is necessary or desirable as a condition to the issuance of such Common Stock under the Option, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained. In addition, legal counsel for the Company must be satisfied at the time of exercise that issuance of shares of Common Stock upon exercise will be in compliance with the applicable United States federal, state, local and foreign laws.

(f)           No Stockholder Rights until Issuance. The Participant shall not acquire or have any rights as a stockholder of the Company by virtue of the Option, this Award Agreement or the Award Notice until certificates representing shares of Common Stock are actually issued and delivered to the Participant following the exercise of the Option.

Section 5.             Expiration of Option. Except as provided in this Section 5, the Option shall expire and cease to be exercisable as of the Expiration Date set forth in the Award Notice.

(a)           Termination of Employment or Service. If the employment or service of the Participant terminates for any reason (other than by death or total and permanent disability) at any time, the vested portion of the Option shall be exercisable by the Participant at any time during the three months next succeeding the date of termination (but in no event later than the Expiration Date of the Option). The unvested portion of the Option shall terminate as of the date of such termination, and the vested portion of the Option that is unexercised during the three months next succeeding the date of termination shall terminate as of the end of such three-month period.

(b)           Death. Upon the death of the Participant while in the employ or service of the Company or a Subsidiary, the vested portion of the Option shall be exercisable by his or her estate, heir, beneficiary or any person who acquires the right to exercise the Option by reason of the Participant’s death at any time during the 12 months next succeeding the date of death (but in no event later than the Expiration Date of the Option). The unvested portion of the Option shall terminate as of the date of death, and the vested portion of the Option that is unexercised during the 12 months next succeeding the date of death shall terminate as of the end of such 12-month period.

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(c)           Disability. Upon termination of employment or service as a result of the total and permanent disability of the Participant (within the meaning of Section 22(e)(3) of the Code), the vested portion of the Option shall be exercisable for a period of 12 months after such termination (but in no event later than the Expiration Date of the Option). The unvested portion of the Option shall terminate effective as of the date of termination of employment or service, and the vested portion of the Option that is not exercised during the 12 months succeeding the date of termination shall terminate as of the end of such 12-month period.

Section 6.             Change in Control.

(a)           Effect of Change in Control on Awards. The Committee may provide for any one or more of the following:

(i)            Accelerated Vesting. In the event of a Change in Control, the Committee may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of this Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s employment or service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.

(ii)           Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, either assume or continue the Company’s rights and obligations under this Award or portion thereof outstanding immediately prior to the Change in Control or substitute for this Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section 6, if so determined by the Committee, in its discretion, an Award denominated in shares of Common Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan, this Award Agreement and the Award Notice, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Common Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Common Stock subject to the Award, to consist solely of common stock of the Acquiror equal in fair market value to the per share consideration received by holders of Common Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Common Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such fair market value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. The Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

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(iii)         Cash-Out of Awards. The Committee may, in its discretion and without the consent of the Participant, determine that, upon the occurrence of a Change in Control, this Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised shall be canceled in exchange for a payment with respect to each vested share of Common Stock (and each unvested share of Common Stock, if so determined by the Committee) subject to such canceled Award in: (A) cash, (B) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (C) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of Common Stock in the Change in Control, reduced by the exercise or purchase price per share under such Award. In the case of any Option with an Exercise Price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of any consideration. If any portion of such consideration may be received by holders of Common Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such fair market value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to the Participant in respect of the vested portion of his or her canceled Award as soon as practicable following the date of the Change in Control and in respect of the unvested portions of his or her canceled Award in accordance with the vesting schedules applicable to such Award.

(b)           Definitions.

(i)            “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to this Award by the Participant’s written contract of employment or service, the occurrence of any of the following events:

A.           any Exchange Act Person (as defined below) becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (1) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (2) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

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B.            there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (1) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (2) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

C.            the complete dissolution or liquidation of the Company;

D.           there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

E.            individuals who, immediately following the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board within any 24-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall be considered as a member of the Incumbent Board.

(ii)            “Affiliate” means any corporation (other than the Company), limited liability company, or other business organization in an unbroken chain of entities beginning with the Company if, at the relevant time each of the entities other than the last entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in that chain.

(iii)           “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), except that “Exchange Act Person” shall not include (A) the Company or any Affiliate of the Company, (B) any employee benefit plan of the Company or any Affiliate of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (E) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

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Section 7.             Restrictions on Resales of Option Shares. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other stockholders or optionholders, and (c) restrictions as to the use of a brokerage firm acceptable to the Company for such resales or other transfers.

Section 8.             Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise. The Company shall not be required to issue shares until such obligations are satisfied. Subject to applicable law, the Company may: (a) deduct from any cash payment made to a Participant under the Plan an amount that satisfies all or any portion of any withholding tax obligations; (b) require the Participant through payroll withholding, cash payment, or otherwise to satisfy all or any portion of the withholding tax obligations; (c) withhold a portion of the shares of Common Stock that otherwise would be issued to the Participant upon exercise of the Option by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates; (d) to the extent permitted by the Committee in its sole discretion, allow the Participant to tender shares previously acquired; (e) if the Common Stock is publicly traded on an established securities exchange or trading system, at the discretion of the Committee, allow the Participant to authorize a third party to sell, on behalf of the Participant, the appropriate number of shares otherwise issuable to the Participant upon the exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to satisfy the withholding tax obligations, considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates; or (f) provide for the satisfaction of any withholding tax obligation through any combination of the foregoing methods. The Committee may exclude one or more methods for satisfying any tax withholding in countries outside the United States.

Section 9.             Non-Transferability of Option. The Option may not be sold, assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings other than by will or the laws of descent and distribution, and shall only be exercisable by the Participant during his or her lifetime. If the Participant or anyone claiming under or through the Participant attempts to violate this Section 9, such attempted violation shall be null and void and without effect.

Section 10.           Plan and Other Agreements. In addition to the Award Notice and this Award Agreement, the Option shall be subject to the terms of the Plan, which are incorporated into this Award Agreement by this reference. Any inconsistency between the Award Notice, this Award Agreement and the Plan shall be resolved in favor of the Plan. Capitalized terms not otherwise defined herein or in the Award Notice shall have the meaning set forth in the Plan. The Award Notice, this Award Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

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Section 11.           Limitation of Interest in Shares Subject to Option. Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Option subject to this Award Agreement except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing in the Plan, this Award Agreement, the Award Notice or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment or service at any time for any reason. Neither the Award of this Option nor any shares of Common Stock issuable pursuant thereto shall be considered “compensation” for purposes of any Company employee benefit plan, unless such plan expressly so provides otherwise.

Section 12.            Adjustments. To the extent provided by Section 13 of the Plan, the Committee shall make such adjustment in the Number of Shares of Common Stock covered by this Option, the Exercise Price (per share) or other terms of the Option as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes.

Section 13.           Amendment. The terms of the Option, this Award Agreement and the Award Notice may be amended from time to time by the Committee. If the amendment will have a material adverse effect on the Participant’s rights, or result in a material increase in the Participant’s obligations, the Committee must obtain the Participant’s written consent to the amendment.

Section 14.           Clawback. Notwithstanding anything in the Plan, this Award Agreement or the Award Notice to the contrary, the Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto) or applicable securities exchange listing conditions, in each case as in effect from time to time, to recover from the Participant, or require the Participant to forfeit if not yet paid, the Participant’s Option and the proceeds from the exercise of the Option.

Section 15.            General.

(a)           Severability. In the event that any provision of this Award Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Award Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

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(b)           Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Award Agreement, nor shall they affect its meaning, construction or effect.

(c)           Successors. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d)           Governing Law. The Plan, this Award Agreement and the Award Notice shall be governed, construed, interpreted and administered, to the extent not otherwise governed by the laws of the United States, solely in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

(e)           Administration, Interpretations, Etc. All questions arising under the Plan, this Award Agreement or the Award Notice shall be decided by the Committee in its total and absolute discretion, and any action taken or decision made by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation or effect of any provision of the Plan, this Award Agreement or the Award Notice shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant. By receipt of the Participant’s Option, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan, this Award Agreement or the Award Notice, by the Company, the Board or the Committee.

(f)           Correction. The Committee may rescind, without further notice to a Participant, any Option or portion thereof issued to the Participant in duplicate or in error.

(g)           Section 409A. The Option is intended to be exempt from Section 409A of the Code, and the Plan, this Award Agreement and the Award Notice shall be administered and interpreted consistent with such intent. Notwithstanding the foregoing, the Company makes no representations that the Option or the vesting and payments provided by this Award Agreement are exempt from or comply with Section 409A of the Code, and in no event shall the Company or any Subsidiary be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

(h)           Other Options. Notwithstanding any other provision of this Agreement, the Company, in its sole discretion, may approve and grant stock options that are not governed by the provisions contained in this Agreement, which stock options shall be subject to the terms of such other agreement or writing specified by the Company as applicable thereto.

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